NEWS RELEASE
UNISYS


Media Contact:
Elizabeth Douglass, Unisys, 215-986-6583
                    Elizabeth.douglass@unisys.com

Investor Contact:
Jim Kerr, Unisys, 215-986-5795
                  jim.kerr@unisys.com




UNISYS REPORTS 20% GROWTH IN FIRST-QUARTER 2003 EARNINGS PER SHARE OVER YEAR-AGO PERIOD; ORDERS SHOW SUBSTANTIAL GAINS

COMPANY REAFFIRMS OUTLOOK FOR DOUBLE-DIGIT EPS GROWTH FOR FULL-YEAR 2003

BLUE BELL, Pa., April 14, 2003 -- Unisys Corporation (NYSE: UIS) today reported double-digit earnings per share (EPS) growth for the first quarter of 2003, achieving its targeted earnings range for the quarter. The company also reported substantial growth in its first-quarter orders, driven by significant long-term contract signings in business process outsourcing (BPO) and managed infrastructure services.

Unisys reported first-quarter 2003 net income of $38.5 million, or 12 cents per share, compared to first-quarter 2002 net income of $32.7 million, or 10 cents per share, an EPS increase of 20% over the first quarter of 2002. Revenue for the first quarter of 2003 was $1.40 billion, up from $1.36 billion of revenue a year ago. Currency had a 4 percentage-point positive impact on the company's revenue in the first quarter, as the U.S. dollar weakened against most major currencies worldwide.

COMMENTS FROM CHAIRMAN AND CEO LARRY WEINBACH

"We demonstrated continued solid execution in the first quarter of 2003," said Unisys Chairman and CEO Lawrence A. Weinbach. "Despite a highly uncertain geopolitical environment, we met our earnings and revenue targets for the quarter and achieved double-digit growth in our earnings per share. We achieved this earnings growth even though pension income in the first quarter of 2003 declined to approximately $6 million from $38 million in the year-ago quarter.

"Growth in our services business this quarter was driven by strong double-digit growth in outsourcing as we continue to expand our strategic BPO offerings. We saw continued strong demand for our enterprise security services, building on our work with large organizations such as the U.S. Transportation Security Administration and Lloyds TSB in the United Kingdom, to create secure networks. In addition, our technology business delivered a strong profit performance in the first quarter, driven by sales of new ClearPath server models. Sales of our ES7000 family of high-end Intel-based servers showed strong double-digit growth in the quarter as we benefit from our ongoing efforts to market the significant capabilities of these systems to both new and existing clients.

"I was particularly pleased by our new orders in the first quarter," Weinbach said. "We showed substantial double-digit growth in our orders and won a number of significant BPO and managed infrastructure services contracts. Overall, we closed more than $800 million of long-term services business in the first quarter."

Major services contracts signed during the quarter included:

* A 10-year business process outsourcing contract to assume processing and administration of 2.4 million life and pensions policies for Royal & SunAlliance in the United Kingdom;

* A seven-year outsourcing contract with the city of Minneapolis to provide a full range of outsourcing services to manage the city's complete IT infrastructure, ranging from the data center to desktops and mobile devices;

* A three-year contract extension with the city of Chicago under which Unisys will continue providing a full range of outsourcing services to manage the city's distributed IT infrastructure;

* A three-year contract with HBOS plc, a leading financial services firm in the United Kingdom, to provide infrastructure support services for some 29,000 employees;

* A four-year contract with the West Virginia Department of Health and Human Services to become the new Medicaid fiscal agent for the state; and

* A five-year contract with the Board of Airline Representatives (BARA) in Australia to implement and manage a new baggage reconciliation system at all Australian international airports.

"These client wins, and many others achieved during the quarter, add to our base of annuity services business," Weinbach said. "Our ability to win such large, value-added contracts -- particularly in the current business environment -- speaks to the competitiveness of our offerings and the ability of Unisys people to deliver on client commitments."

OVERALL COMPANY HIGHLIGHTS

Total worldwide orders showed strong double-digit growth in the first quarter, driven by substantial order gains in international markets, primarily Europe. U.S. orders increased slightly in the quarter over the year-ago period. On a business segment basis, services orders showed substantial double-digit gains while technology orders declined in the quarter.

The company's U.S. revenue increased 17% in the first quarter to $665 million compared to $570 million in the year-ago period driven primarily by strength in the U.S. Federal government business. Revenue in international markets declined 7% to $734 million from $793 million a year ago despite double-digit growth in Japan.

First-quarter 2003 gross profit and operating margins reflected lower pension income in the quarter compared to the first quarter of 2002. The company's overall first-quarter 2003 gross profit margin declined to 27.7% from 28.6% in the year-ago period, while operating profit margins declined to 5.5% from 5.8% in the year-ago quarter. Selling, general, and administrative (SG&A) expenses were approximately flat with first-quarter 2002 levels. SG&A expenses represented 17.4% of revenue in the first quarter of 2003 compared to 18.0% of revenue in the year-ago quarter.

BUSINESS SEGMENT HIGHLIGHTS

Customer revenue in the company's services business increased 6% in the first quarter over the year-ago period. Double-digit growth in outsourcing revenue was offset by slight revenue declines in systems integration and consulting and infrastructure services. Reflecting the lower levels of pension income, gross profit margins in the services business declined 3 percentage points from year-ago levels to 18.7%, and services operating margins declined 2 percentage points from a year ago to 3.1%.

Customer revenue in the company's technology business declined 7% in the first quarter, reflecting lower sales of specialized equipment and enterprise servers. Within enterprise servers, strong growth in Intel-based ES7000 servers was offset by a single-digit revenue decline in ClearPath systems. Reflecting a richer mix of higher-margin ClearPath sales in the quarter, gross margins in the technology business increased 7.5 percentage points from year-ago levels to 50.0%, and technology operating margins increased 3 percentage points from a year ago to 11.1%.

CASH FLOW AND BALANCE SHEET HIGHLIGHTS

Unisys used $65 million of cash from operations in the first quarter compared to operational cash flow of $10 million in the year-ago quarter. The change in year-over-year cash from operations primarily reflected lower levels of customer prepayments and payment of 2002 incentive compensation. Cash expenditures for prior restructuring actions were $30 million in the first quarter of 2003 compared to $35 million in the first quarter of 2002.

The company spent $89 million in the first quarter on capital expenditures, including $58 million invested in revenue-generating projects.

During the quarter Unisys issued $300 million of 6 7/8% senior notes due March 15, 2010. The company plans to use the proceeds for general corporate purposes. Unisys ended the March 31, 2003 quarter with $433 million of cash on hand.

BUSINESS OUTLOOK

"We're off to a solid start toward achieving our financial goals for 2003," Weinbach said. "While the global business environment remains highly challenging, we are growing our earnings and revenue while continuing to build our base of multi-year, annuity-based business. For the second quarter of 2003, we look for earnings per share in the 14 - 17 cents range on modest revenue growth. We remain comfortable with our previous expectation for double-digit earnings growth for 2003 overall, with full-year earnings per share in the 77 - 82 cents range."

CONFERENCE CALL

Unisys will hold a conference call today from approximately 9:15 - 10:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS

Unisys is a worldwide information technology services and solutions company. Our people combine expertise in systems integration, outsourcing, infrastructure, server technology and consulting with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com

FORWARD-LOOKING STATEMENTS

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. The factors that could affect the company's future financial results are discussed more fully in the company's periodic reports as filed with the Securities and Exchange Commission.
###
RELEASE NO.: 0403/8265      (See accompanying financial information)
<http://www.unisys.com/about__unisys/news_a_events/04148265.htm>

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                                   Three Months
                                  Ended March 31
                                ------------------
                                   2003      2002
                                 --------  --------
Revenue
  Services                      $1,107.0  $1,049.2
  Technology                       291.9     313.3
                                 --------  --------
                                 1,398.9   1,362.5
Costs and expenses
  Cost of revenue:
    Services                       882.5     802.4
    Technology                     129.3     170.8
                                 --------  --------
                                 1,011.8     973.2
  Selling, general and
    administrative                 243.7     245.4
  Research and development          66.8      65.1
                                 --------  --------
                                 1,322.3   1,283.7
                                 --------  --------
Operating income                    76.6      78.8

Interest expense                    15.7      17.5
Other income
 (expense), net                     (3.4)    (12.4)
                                 --------  --------
Income before income taxes          57.5      48.9
Provision for income taxes          19.0      16.2
                                 --------  --------
Net income                         $38.5     $32.7
                                 ========  ========
Earnings per share
Basic                             $  .12    $  .10
                                 ========  ========
Diluted                           $  .12    $  .10
                                 ========  ========
Shares used in the per share
  computations (thousands):
  Basic                          327,208   321,469
                                 ========  ========
  Diluted                        328,824   323,307
                                 ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services  Technology
                      --------   --------   --------  ----------
Three Months Ended
March 31, 2003
------------------
Customer revenue      $1,398.9              $1,107.0      $291.9
Intersegment                       ($70.0)       5.6        64.4
                      --------   --------   --------    --------
Total revenue         $1,398.9     ($70.0)  $1,112.6      $356.3
                      ========   ========   ========    ========

Gross profit percent     27.7%                 18.7%       50.0%
                      ========              ========    ========
Operating profit
  percent                 5.5%                  3.1%       11.1%
                      ========              ========    ========
Three Months Ended
March 31, 2002
------------------
Customer revenue      $1,362.5              $1,049.2      $313.3
Intersegment                       ($80.7)      11.5        69.2
                      --------   --------   --------    --------
Total revenue         $1,362.5     ($80.7)  $1,060.7      $382.5
                      ========   ========   ========    ========

Gross profit percent     28.6%                 21.7%       42.5%
                      ========              ========    ========
Operating profit
  percent                 5.8%                  4.9%        7.7%
                      ========              ========    ========

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                         March 31,   December 31,
                                           2003         2002
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $433.1       $301.8
 Accounts and notes receivable, net          862.7        955.6
 Inventories
   Parts and finished equipment              156.9        165.3
   Work in process and materials             133.3        127.5
 Deferred income taxes                       312.3        311.3
 Other current assets                         97.4         84.5
                                        ----------   ----------
 Total                                     1,995.7      1,946.0
                                        ----------   ----------
Properties                                 1,576.0      1,542.7
 Less accumulated depreciation
   and amortization                          958.2        932.9
                                        ----------   ----------
 Properties, net                             617.8        609.8
                                        ----------   ----------
Investments at equity                        111.8        111.8
Marketable software, net                     322.1        311.8
Deferred income taxes                      1,476.0      1,476.0
Goodwill                                     161.7        160.6
Other long-term assets                       367.8        365.4
                                        ----------   ----------
 Total                                    $5,052.9     $4,981.4
                                        ==========   ==========

Liabilities and stockholders' equity
Current liabilities
 Notes payable                               $78.6        $77.3
 Current maturities of long-term debt          2.5          4.4
 Accounts payable                            434.9        532.5
 Other accrued liabilities                 1,152.9      1,341.4
 Income taxes payable                        235.0        228.9
                                        ----------   ----------
 Total                                     1,903.9      2,184.5
                                        ----------   ----------
Long-term debt                             1,046.3        748.0
Accrued pension liabilities                  715.1        727.7
Other long-term liabilities                  486.0        465.2
Stockholders' equity
 Common stock                                  3.3          3.3
 Accumulated deficit                        (635.0)      (673.5)
 Other capital                             3,775.9      3,763.1
 Accumulated other comprehensive loss     (2,242.6)    (2,236.9)
                                        ----------   ----------
 Stockholders' equity                        901.6        856.0
                                        ----------   ----------
 Total                                    $5,052.9     $4,981.4
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                             Three Months Ended
                                                  March 31
                                             ------------------
                                               2003       2002
                                             -------    -------
Cash flows from operating activities
Net income                                     $38.5      $32.7
Add (deduct) items to reconcile
  net income to net cash (used for)
  provided by operating activities:
Depreciation and amortization
  of properties                                 42.2       36.0
Amortization:
 Marketable software                            29.7       29.7
 Deferred outsourcing contract costs             7.8        3.9
(Increase) in deferred
  income taxes, net                             (1.0)      (1.5)
Decrease in receivables, net                    91.9      147.6
Decrease in inventories                          2.6       32.2
(Decrease) in accounts payable
 and other accrued liabilities                (267.8)    (199.1)
Increase (decrease) in income
  taxes payable                                  6.1       (5.8)
Increase (decrease) in other liabilities         4.5      (19.4)
(Increase) in other assets                     (20.3)     (77.0)
Other                                             .9       30.3
                                             -------    -------
Net cash (used for) provided by
 operating activities                          (64.9)       9.6
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   1,279.1      701.7
 Purchases of investments                   (1,292.7)    (699.1)
 Investment in marketable software             (40.0)     (36.3)
 Capital additions of properties               (49.4)     (39.4)
 Purchases of businesses                         (.8)
                                             -------    -------
Net cash used for investing activities        (103.8)     (73.1)
                                             -------    -------
Cash flows from financing activities
 Proceeds from issuance of long-term debt      293.3
 Net proceeds from short-term borrowings         1.3       15.9
 Proceeds from employee stock plans              6.3        7.4
 Payments of long-term debt                     (2.4)       (.5)
                                             -------    -------
Net cash provided by financing activities      298.5       22.8
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                            1.5       (1.9)
                                             -------    -------
Increase (decrease) in cash
  and cash equivalents                         131.3      (42.6)
Cash and cash equivalents, beginning of
 period                                        301.8      325.9
                                             -------    -------
Cash and cash equivalents, end of period      $433.1     $283.3
                                             =======    =======